EXHIBIT 4.4


                        CHECKPOINT SYSTEMS, INC.

                                 Issuer

                                  And

                        THE CHASE MANHATTAN BANK,

				        Trustee

                      FIRST SUPPLEMENTAL INDENTURE

                      Dated as of February 27, 1998

                          U.S. $120,000,000

         5-1/4% Convertible Subordinated Debentures due 2005




           (Amending Indenture Dated as of October 24, 1995)



          THIS FIRST SUPPLEMENTAL INDENTURE is dated as of February 27, 1998, between CHECKPOINT SYSTEMS, INC., a
Pennsylvania corporation (the "Company"), and THE CHASE MANHATTAN
BANK (formerly known as Chemical Bank), a New York corporation, as Trustee (the "Trustee").


                   	BACKGROUND


          The Company and the Trustee have heretofore executed and delivered a certain Indenture dated as of October 24, 1995 (the "Original Indenture"), pursuant to which U.S. $120,000,000 principal amount of the Company's 5-1/4% Convertible Subordinated Debentures due 2005 (the "Securities") were issued.

          The Securities were issued in three separate components as follows: (i) $47,160,000 in face amount pursuant to Rule 144A promulgated by the Securities and Exchange Commission ("SEC") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act") (the "Rule 144A Securities"), (ii) $90,000 in face amount pursuant to Regulation D promulgated by the SEC pursuant to the Securities Act (the "Regulation D Securities"), and (iii) $72,750,000 in face amount pursuant to Regulation S promulgated by the SEC pursuant to the Securities Act (the "Regulation S Securities").

          The CUSIP Service Bureau assigned in October, 1995, No.
162825 AA 1 to the Rule 144 Securities and the Regulation D
Securities.  The CUSIP Service Bureau also assigned No. U16197 AA
0 to the Regulation S Securities.

          The Company filed a Registration Statement on Form S-3 with the SEC with respect to the Rule 144A Securities and the Regulation D Securities and the common stock of the Company into which such Securities are convertible, for $47,250,000 in principal amount of the Securities. All of the Regulation D Securities have been converted into Rule 144A Securities. The Registration Statement was declared effective on April 19, 1996 (Registration No. 333-01085). The Company was thereafter assigned a new CUSIP number in March, 1997, namely 162825 AB 9, for the registered Rule 144A Securities and Regulation D Securities.

          The holders of the Rule 144A Securities were not advised of the Registration Statement. By the time the new CUSIP number had been obtained, approximately $55,000,000 in face amount of Rule 144A Securities were outstanding by reason of certain Regulation S Securities being converted to Rule 144A Securities.

          Effective as of April 29, 1997, Rule 144(k) under the
Securities Act was amended to change the requisite holding period for restricted securities from three years to two years.

          Section 9.1 of the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture without the consent of any Holder to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company in the Original Indenture or to make any other change that does not adversely affect the rights of any Holder.

          The Company has requested the Trustee to join with the Company in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Original Indenture to give effect to the amended Rule 144(k) of the Securities Act as hereinafter set forth. All defined terms used herein and not defined shall have the meanings ascribed to them in the Original Indenture.


          In consideration of the premises, and for the equal and ratable benefit of all Holders of the Securities, intending to be legally bound, the parties hereto agree as follows.

          Section 1.  Amendments to Original Indenture.  The
Original Indenture is amended as follows:

          A. Section 2.1(f) of the Original Indenture is hereby amended by deleting the words "three years" and inserting in lieu thereof the words "two years".

          B. Sections 2.6(h) and (i) of the Original Indenture are hereby amended by replacing those provisions in their entirety with the following new subsections:

              "(h) Each certificate evidencing Restricted
Securities shall bear a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE UNITED STATES SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY
STATE SECURITIES LAWS AND NEITHER THIS SECURITY
NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE
OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE
OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS
EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED
THAT THE SELLER MAY BE RELYING ON THE EXEMPTION
FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES
ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER
OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF,
REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE
BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A
"RESTRICTED" SECURITY WHICH HAS NOT BEEN
REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL
NOT OFFER, SELL OR OTHERWISE TRANSFER THIS
SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS
AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE
HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR
ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER
OF THIS SECURITY OR ANY PREDECESSOR OF SUCH
SECURITY) (THE "RESALE RESTRICTION TERMINATION
DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO
A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED
EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO
LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE
PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER
REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL
BUYER" (AS DEFINED IN RULE 144A UNDER THE
SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS
AND SALES THAT OCCUR OUTSIDE THE UNITED STATES
WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT, (E) IN A TRANSACTION ARRANGED BY A
BROKER OR DEALER REGISTERED UNDER THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED, TO AN
INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE
MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) OR (7)
OF RULE 501 UNDER THE SECURITIES ACT) THAT IS
ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR
FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL
"ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND
NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN
CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF
THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER
AVAILABLE EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH
CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES
LAWS OF ANY STATE OF THE UNITED STATES OR ANY
APPLICABLE JURISDICTION; AND (III) IT WILL, AND
EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY
PURCHASER FROM IT OF THIS SECURITY OF THE RESALE
RESTRICTIONS SET FORTH IN (II) ABOVE.  IF ANY
RESALE OR OTHER TRANSFER OF THIS SECURITY IS
PROPOSED TO BE MADE PURSUANT TO CLAUSE (II)(E)
ABOVE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER
THE DATE OF ORIGINAL ISSUANCE HEREOF, THE
TRANSFEROR SHALL DELIVER A LETTER FROM THE
TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND
AGREEMENTS RELATING TO THE RESTRICTIONS ON
TRANSFER OF THIS SECURITY.  ANY OFFER, SALE OR
OTHER DISPOSITION PURSUANT TO THE FOREGOING
CLAUSES (II)(D), (E) AND (F) IS SUBJECT TO THE
RIGHT OF THE ISSUER OF THIS SECURITY TO REQUIRE
THE DELIVERY OF AN OPINION OF COUNSEL,
CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO
IT IN FORM AND SUBSTANCE.  THIS LEGEND WILL BE
REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE
RESALE RESTRICTION TERMINATION DATE.

(i) The restrictions imposed by Section 2.6(b) upon the transferability of any particular Restricted
Security shall cease and terminate (i) when such Restricted Security has been (x) sold pursuant to an effective registration statement under the Securities
Act or (y) transferred pursuant to Rule 144 under the Securities Act (or any successor provisions thereto), unless the holder is an affiliate of the Company within the meaning of said Rule 144 (or such successor provision) or (ii) upon the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor security) (the "Resale Restriction
Termination Date"). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Trustee in accordance with the provisions of this Section 2.6(i) (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144
(or any successor provision), by an opinion of counsel reasonably acceptable to the Company, addressed to the Company and the Trustee and in form and scope satisfactory to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or such successor provision)), be exchanged for a new Registered
Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by
Section 2.6(h) hereof. The Company shall promptly inform the Trustee in writing of the effective date of any registration statement registering the Securities under the Securities Act."

          Section 2.  Transfer of Rule 144A Securities.

          A. In accordance with the amendments to Rule 144(k) of the Securities Act and the amendments to the Original Indenture set forth herein, the parties hereto agree that, because the two-year holding period has elapsed, the certificates evidencing the Rule 144A Securities are no longer required to bear the restrictive legend provided in Section 2.6(h) of the Original Indenture, as amended by this First Supplemental Indenture. A new Rule 144A Global Security in the form attached hereto as
Exhibit 1A not bearing the restrictive legend and reflecting the new CUSIP No. 162825 AB 9 shall be immediately issued by the Company in the aggregate principal amount equal to the current aggregate outstanding principal amount of the Rule 144A Securities, and the currently outstanding Rule 144A Global Security shall be cancelled and returned to the Company promptly thereafter.

          B. Further, the Company hereby authorizes the Trustee to issue new certificates in the form attached hereto as
Exhibit 1A, but without the legend relating to Securities in global form (or the Schedule of Exchanges annexed thereto) evidencing the registered Rule 144A Securities and bearing the new CUSIP No. 162825 AB 9 in lieu of any certificates evidencing the unregistered Rule 144A Securities and bearing CUSIP No. 162825 AA 1, upon the request of the Holder thereof. Upon the sale of any Rule 144A Securities or positions bearing CUSIP No. 162825 AA 1, the Trustee is further authorized to issue Rule 144A Securities or positions of like tenor and aggregate principal amount but bearing the new CUSIP No. 162825 AB 9 to the purchaser of such Rule 144A Securities or positions.

          Section 3.  Miscellaneous.

          A.  Except as expressly amended by this First
Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with its terms.

          B. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy shall be enough to prove this First Supplemental Indenture.

          C. The Trustee and the Company agree to cooperate with The Depository Trust Company to communicate notice of this First Supplemental Indenture to all holders of the Rule 144A Securities as promptly and as effectively as practicable upon execution of this First Supplemental Indenture in order to effect the elimination of the outstanding position under CUSIP No. 162825 AA 1 and its complete replacement under CUSIP No. 162825 AB 9, as promptly as possible.

          D. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the adequacy of this First Supplemental Indenture, the validity hereof as to the Company or the due execution hereof by the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                    CHECKPOINT SYSTEMS, INC.



Attest:     Neil D. Austin          By: Jeffrey A. Reinhold
            Secretary                   Vice President


                                    THE CHASE MANHATTAN BANK,
                                         as Trustee


Attest:                             By: David G. Safer
       Assistant Vice President     Vice President